UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 11, 2025 (August 7, 2025)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

+972 52 775 5072

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On August 7, Raphael Pharmaceutical Inc. (the “Company” or “Raphael”) completed its product development and is ready to launch its proprietary natural formula under the “RaphaWell“ Brand for rheumatoid arthritis (“RA”) support in the United States. This follows the successful completion of a proof-of-concept clinical trial (the “Study”), conducted under IRB approval and in full compliance with FDA regulations, including participants with severe RA, as previously disclosed on a Form 8-K on December 30, 2024. The Company intends to engage with a manufacturer in the United States to scale production.

The finalized “RaphaWell” product, will be sold as a standalone clinically tested dietary supplement targeting the growing wellness market. The “RaphaWell” product is 100% natural, plant-based, and was associated with no reported side effects during the Study, addressing a significant unmet need in RA symptom management.

Raphael’s “RaphaWell” formula has undergone clinical testing, which we believe sets it apart in both credibility and efficacy from other products in the market. As previously disclosed in the Company’s Current Report on Form 8-K, filed on December 30, 2024, the Study results showed an improvement in health-related parameters, as evaluated through questionnaires. For example, pain levels dropped from 75% participants reporting a negative result to 50% in week 8 and morning stiffness showed a notable reduction from 75% participants reporting such symptom at baseline to 41.67% at week 8.

We believe that Raphael’s “RaphaWell” formula holds strong commercial potential and first-mover advantage. Detailed study data will be available to consumers via QR code on the product packaging.

Cautionary Note Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, forward-looking statements are being used when the Company discusses: the finalized “RaphaWell” being sold as a standalone clinically tested dietary supplement, the belief that “RaphaWell” is set apart in both credibility and efficacy from other products in the market, the belief that “RaphaWell” formula holds strong commercial potential and first-mover advantage, and that detailed study data will be available to consumers via QR code on the product packaging. . These forward-looking statements and their implications are based on the current expectations of the management of the Company and the scientific team of Company, and supported by findings which were discovered through comprehensive research, pre-clinical studies, experiments using mouse models and clinical trials on human cells in Rambam Medical Campus in Haifa, Israel and in a clinical trial in the United States. These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in market requirements; the Company’s products may not be approved by regulatory agencies; unforeseen scientific difficulties may develop with respect to the Company’s efforts; and changes in law or regulation. In addition, historic results of scientific research do not guarantee that the conclusions of future research would not suggest different conclusions or that historic results would not be interpreted differently in light of additional research or otherwise. Except as otherwise required by law, the registrant undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: August 11, 2025

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